Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

MARCH 31, 2006

TABLE OF CONTENTS

1.	First Quarter 2006 Earnings Press Release	3

2.	Financial Highlights
	Summarized Operating Results	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	Santana Row Summary	15

6.	2006 Significant Acquisitions and Dispositions	16

7.	Real Estate Status Report	17

8.	Retail Leasing Summary	19

9.	Lease Expirations	20

10.	Portfolio Leased Statistics	21

11.	Summary of Top 25 Tenants	22

12.	Reconciliation of Net Income to FFO Guidance	23

13.	Joint Venture Disclosure
	Summarized Operating Results and Balance Sheets	25
	Summary of Outstanding Debt and Debt Maturities	26
	Real Estate Status Report	27

14.	Glossary of Terms	28

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on March 3, 2006 (as amended), and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that we may not be able to sell the condominium units at Santana Row for the expected prices or within the anticipated time frames;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2006 (as amended).

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Andrew Blocher	Suzanne O’Neill
Vice President, Capital Markets & Investor Relations	Manager, Investor Relations
301/998-8166	301/998-8358
ablocher@federalrealty.com	soneill@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FIRST QUARTER 2006 OPERATING RESULTS

-Increased Occupancy and Redevelopment Stabilizations Drive Strong Internal Growth-

ROCKVILLE, Md. (May 3, 2006) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2006.

•	Funds from operations available for common shareholders (FFO) per diluted share was $0.81 and earnings per diluted common share was $0.53 for the quarter ended March 31, 2006, versus $0.74 and $0.40, respectively, for first quarter 2005.

•	When compared to first quarter 2005, same-center property operating income increased 6.4% including redevelopments and expansions, and 5.0% excluding redevelopments and expansions.

•	Rent increases on lease rollovers for retail space for which there was a prior tenant were 16% on a cash-basis and 27% on a GAAP-basis for the quarter ended March 31, 2006.

•	The Trust’s portfolio was 96.2% leased and 94.8% occupied as of March 31, 2006.

•	Guidance for 2006 FFO per diluted share remains unchanged at $3.30 to $3.35.

Financial Results

In first quarter 2006, Federal Realty reported FFO of $43.4 million, or $0.81 per diluted share. This compares to FFO of $39.3 million, or $0.74 per diluted share, reported in first quarter 2005. Net income available for common shareholders was $28.2 million and earnings per diluted common share was $0.53 for the quarter ended March 31, 2006, versus $21.1 million and $0.40, respectively, for first quarter 2005.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results

On a same-center basis, including redevelopments and expansions, property operating income increased 6.4% over first quarter 2005. When redevelopments and expansions are excluded from the same-center results, property operating income increased 5.0% from first quarter 2005.

– MORE –

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2006 OPERATING RESULTS

May 3, 2006

Overall, the Trust’s portfolio was 96.2% leased and 94.8% occupied as of March 31, 2006, compared to 95.1% and 91.5%, respectively, on March 31, 2005. Federal Realty’s same-center portfolio was 97.3% leased and 96.4% occupied on March 31, 2006, compared to 96.6% and 95.4%, respectively, on March 31, 2005.

During first quarter 2006, the Trust signed 82 leases for 349,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 286,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 16%. The average contractual rent on this comparable space for the first year of the new lease is $23.05 per square foot compared to the average contractual rent of $19.85 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 27% for first quarter 2006. As of March 31, 2006, Federal Realty’s average contractual minimum rent for retail and commercial space in its portfolio is $18.97 per square foot.

“Our first quarter results reflect the continued stabilization of redevelopment projects and the associated increase in occupancy at these properties,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust. “We continue to focus on our core competencies – leasing, redevelopment, acquisitions and operations – capitalizing on the strength of our portfolio and our team.”

Residential condominium sales at Santana Row, Federal Realty’s mixed-use community in San Jose, Calif., remain strong. Through May 1, 2006, the Trust had closed sales on 189 units and had 19 units under contract, with associated gross sales proceeds of $131.3 million and $12.5 million, respectively. Federal Realty continues to expect gross sales proceeds from the sale of the 219 residential units at Santana Row to be approximately $150 million with sellout anticipated to be completed in 2006.

Guidance

Federal Realty left its guidance for 2006 FFO per diluted share unchanged at a range of $3.30 to $3.35, and its 2006 earnings per diluted common share guidance increased to a range of $1.68 to $1.74.

Summary of Other Quarterly Activities and Recent Developments

•	April 8, 2006 – A ribbon cutting ceremony was held to mark the opening of The Sports Authority sporting goods store at Assembly Square Mall. The grand opening event brings the renovated power center to full occupancy.

– MORE –

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2006 OPERATING RESULTS

May 3, 2006

•	March 20, 2006 – Federal Realty celebrated the completion of Phase I of the redevelopment of Leesburg Plaza in Leesburg, Va. The center section of the plaza, formerly a vacant Kmart space, is now anchored by Party City, PetSmart, and Champion Billiards Sports Cafe.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its first quarter 2006 earnings conference call, which is scheduled for May 4, 2006, at 11 a.m. Eastern Daylight Time. To participate, please call (888) 566-5771 five to ten minutes prior to the call’s start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through June 5, 2006, by dialing (866) 448-4809.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 17.6 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 0.5 million square feet of retail space through its joint venture with Clarion Lion Properties Fund in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 96.2% leased to national, regional, and local retailers as of March 31, 2006, with no single tenant accounting for more than approximately 2.5% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 38 consecutive years, the longest consecutive record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our most recent annual report on Form 10-K (as amended), and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that we may not be able to sell the condominium units at Santana Row for the expected prices or within the anticipated time frames;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

– MORE –

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2006 OPERATING RESULTS

May 3, 2006

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our most current annual report on Form 10-K (as amended) and our quarterly reports on Form 10-Q.

Federal Realty Investment Trust

Summarized Operating Results

March 31, 2006

Financial Highlights

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2006	2005
CONSOLIDATED OPERATING RESULTS
Revenue
Rental income	$105,488	$98,307
Other property income	2,095	1,930
Mortgage interest income	1,322	1,281

	108,905	101,518

Expenses
Rental	22,190	23,191
Real estate taxes	10,611	9,603
General and administrative	4,501	4,502
Depreciation and amortization	24,036	21,929

	61,338	59,225

Operating income	47,567	42,293

Other interest income	263	391
Interest expense	(24,280)	(22,063)
Income from real estate partnership	148	71
Minority interests	(1,073)	(1,516)

Income from continuing operations	22,625	19,176

Discontinued operations
(Loss) income from discontinued operations	(331)	539
Gain on sale of real estate	8,737	4,282

Results from discontinued operations	8,406	4,821

Net Income	31,031	23,997

Dividends on preferred stock	(2,869)	(2,869)

Net income available for common shareholders	$28,162	$21,128

FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS
Net income	$31,031	$23,997
Gain on sale of real estate	(8,737)	(4,282)
Depreciation and amortization of real estate assets	21,874	20,519
Amortization of initial direct costs of leases	1,739	1,626
Depreciation of real estate partnership assets	165	156

Funds from operations	46,072	42,016
Dividends on preferred stock	(2,869)	(2,869)
Income attributable to operating partnership units	233	158

Funds from operations available for common shareholders	$43,436	$39,305

Weighted average number of common shares, diluted	53,662	53,179

Funds from operations available for common shareholders per diluted share	$0.81	$0.74

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.37	$0.31
Discontinued operations	0.16	0.09

	$0.53	$0.40

Weighted average number of common shares, basic	52,731	52,190

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.37	$0.31
Discontinued operations	0.16	0.09

	$0.53	$0.40

Weighted average number of common shares, diluted	53,254	52,742

Federal Realty Investment Trust

Summarized Balance Sheets

March 31, 2006

Financial Highlights

(in thousands)

	March 31, 2006	December 31, 2005
CONSOLIDATED BALANCE SHEETS
ASSETS

Real estate, at cost
Operating	$2,774,603	$2,743,658
Construction-in-progress	55,579	50,593
Discontinued operations	15,254	35,070

	2,845,436	2,829,321
Less accumulated depreciation and amortization	(682,049)	(663,750)

Net real estate	2,163,387	2,165,571

Cash and cash equivalents	4,792	8,639
Accounts and notes receivable	39,413	38,161
Mortgage notes receivable	40,368	40,531
Investment in real estate partnership	9,376	9,375
Other assets	90,533	88,575

TOTAL ASSETS	$2,347,869	$2,350,852

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Obligations under capital leases and mortgage notes	$418,467	$419,713
Notes payable	360,210	316,755
Senior notes and debentures	613,316	653,675
Other liabilities	166,683	166,669

Total liabilities	1,558,676	1,556,812

Minority interests	19,480	19,193

Shareholders’ equity
Preferred stock	135,000	135,000
Common shares and other shareholders’ equity	634,713	639,847

Total shareholders’ equity	769,713	774,847

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,347,869	$2,350,852

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

March 31, 2006

	Three months ended March 31,
	2006	2005
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)

Net income	$31,031	$23,997
Gain on sale of real estate	(8,737)	(4,282)
Depreciation and amortization of real estate assets	21,874	20,519
Amortization of initial direct costs of leases	1,739	1,626
Depreciation of real estate partnership assets	165	156

Funds from operations	46,072	42,016
Dividends on preferred stock	(2,869)	(2,869)
Income attributable to operating partnership units	233	158

Funds from operations available for common shareholders	$43,436	$39,305

Weighted average number of common shares, diluted	53,662	53,179

Funds from operations available for common shareholders per diluted share	$0.81	$0.74

Summary of Capital Expenditures

Non-maintenance capital expenditures
Development, redevelopment and expansions	13,444	18,492
Tenant improvements and incentives	9,547	2,209

Total non-maintenance capital expenditures	22,991	20,701
Maintenance capital expenditures	215	707

Total capital expenditures	$23,206	$21,408

Dividends and Payout Ratios
Regular common dividends declared	$29,431	$26,506
Special common dividends declared	10,606	—

Common dividends declared	$40,037	$26,506

Dividend payout ratio % - FFO (excluding special dividends) (2)	68%	67%

Notes:

(1)	See Glossary of Terms. FFO available for common shareholders excludes the gain on sale of condominiums at Santana Row.
(2)	The sale of condominiums at Santana Row has resulted in special dividends in the fourth quarter of 2005 and the first quarter of 2006.

Federal Realty Investment Trust

Market Data

March 31, 2006

	March 31, 2006	March 31, 2005
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	53,035	52,493
Market price per common share	$75.20	$48.35

Common equity market capitalization	$3,988,232	$2,538,037

Series B preferred shares outstanding	5,400	5,400
Market price per Series B preferred share	$25.79	$26.50

Preferred equity market capitalization	$139,266	$143,100

Equity market capitalization	$4,127,498	$2,681,137

Total debt (2)	1,391,993	1,359,485

Total market capitalization	$5,519,491	$4,040,622

Total debt to market capitalization at then current market price	25%	34%

Total debt to market capitalization at constant common share price of $48.35	34%	34%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	85%	83%
Variable rate debt	15%	17%

	100%	100%

Notes:

(1)	Consists of 54,515,403 shares issued net of 1,480,798 shares held in Treasury as of March 31, 2006. As of March 31, 2005, consists of 53,972,962 shares issued net of 1,480,202 shares held in Treasury. Amounts do not include 420,426 and 449,325 Operating Partnership Units outstanding at March 31, 2006 and March 31, 2005, respectively.
(2)	Total debt includes capital leases and mortgages payable, notes payable, and senior notes and debentures. It does not include the $14.2 million which is the Trust’s 30% share of the total $47.2 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

March 31, 2006

	Three months ended March 31,
	2006	2005
	(in thousands)
Components of Rental Income

Minimum rents
Retail and commercial properties (1)	$79,348	$73,390
Residential (2)	2,494	1,675
Cost reimbursements	20,473	19,984
Percentage rents	1,934	1,796
Other rental income	1,239	1,462

Total rental income	$105,488	$98,307

Notes:

(1)	Minimum rents include $1.4 million and $1.6 million for the three months ended March 31, 2006 and 2005, respectively, to recognize minimum rents on a straight line basis as required by GAAP. Minimum rents include $0.5 million and $0.4 million for the three months ended March 31, 2006 and 2005, to recognize income attributable to market lease adjustments on acquired properties in accordance with SFAS 141.
(2)	Residential minimum rents consist of rents at Rollingwood Apartments, the Crest at Congressional Apartments and the residential units at Santana Row. In the third quarter of 2005, we commenced closing sales of the 219 units located in Buildings Three, Four, and Six which have been classified as discontinued operations. Accordingly, the rental income for all 219 units in Buildings Three, Four, and Six have been excluded for all periods presented to assure comparability of these periods.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

March 31, 2006

	Maturity Date	Interest Rate as of March 31, 2006		Balance as of March 31, 2006
				(in thousands)
Mortgage Loans (a)
Secured Fixed Rate
Leesburg Plaza	10/01/08	6.510%		$9,849
164 E Houston Street	10/06/08	7.500%		133
Mercer Mall	04/01/09	8.375%		4,561
Federal Plaza	06/01/11	6.750%		34,550
Tysons Station	09/01/11	7.400%		6,471
Crow Canyon	08/11/13	5.400%		22,197
Barracks Road	11/01/15	7.950%		43,052
Hauppauge	11/01/15	7.950%		16,230
Lawrence Park	11/01/15	7.950%		30,516
Wildwood	11/01/15	7.950%		26,823
Wynnewood	11/01/15	7.950%		31,099
Brick Plaza	11/01/15	7.415%		31,985
Mount Vernon	04/15/28	5.660	% (b)	12,485

Total Mortgage Loans				269,951

Notes Payable
Unsecured Fixed Rate
Perring Plaza Renovation	01/31/13	10.000%		1,765
Other	various	various		45
Unsecured Variable Rate
Revolving credit facility	10/08/06	LIBOR + .75	% (c)	99,000
Term note with banks	10/08/06	LIBOR + .95%		100,000
Term note with banks	10/08/08	LIBOR + .95	% (d)	150,000
Escondido (Municipal bonds)	10/01/16	3.040	% (e)	9,400

Total Notes Payable				360,210

Senior Notes and Debentures
Unsecured Fixed Rate
6.125% Notes	11/15/07	6.325	% (f)	150,000
8.75% Notes	12/01/09	8.750%		175,000
4.50% Notes	02/15/11	4.500%		75,000
5.65% Notes	06/01/16	5.650%		125,000
7.48% Debentures	08/15/26	7.480	% (g)	50,000
6.82% Medium Term Notes	08/01/27	6.820	% (h)	40,000

Subtotal				615,000
Unamortized Debt Discount				(1,684)

Total Senior Notes and Debentures				613,316

Capital Lease Obligations
Various through 2077 (i)				148,516

Total Debt and Capital Lease Obligations				$1,391,993

						Weighted Average Effective Rate at March 31, 2006 (j)
Total fixed rate debt and capital lease obligations				$1,183,593	85%	7.18%
Total variable rate debt				208,400	15%	5.63%

Total Debt and Capital Leases Obligations				$1,391,993	100%	6.95%

	Three months ended March 31,
	2006	2005
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (k)	2.79x	2.60x
Ratio of Adjusted EBITDA to combined fixed charges and preferred share dividends (k)	2.48x	2.43x

Notes:

(a)	Mortgage loans do not include the Trust’s 30% share ($14.2 million) of the $47.2 million debt of the partnership with Clarion Lion Properties Fund.
(b)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(c)	A $300 million three-year revolving credit facility, with a one-year extension option. The weighted average effective rate was 5.00% for the three months ended March 31, 2006.
(d)	In January 2004, the Trust purchased an interest rate swap on this note thereby locking in the LIBOR portion of the interest rate at 2.401% through October 2006.
(e)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.
(f)	The Trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%.
(g)	Beginning on August 15, 2008, the debentures are redeemable by the holders thereof at the original purchase price of $1,000 per debenture.
(h)	Beginning on August 1, 2007, the notes are redeemable by the holders thereof at the original purchase price of $1,000 per note.
(i)	The average annualized interest rate on capital lease obligations as of March 31, 2006 is 9.09% on a basis of minimum rent and 12.97% including performance-based participation.
(j)	The weighted average effective interest rate includes the amortization of any deferred financing fees and discounts, if applicable, and excludes performance-based rent on capital lease obligations.
(k)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series B preferred shares. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

March 31, 2006

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2006	$3,773	$199,000	$202,773	(1)	14.5%	14.5%
2007	5,747	150,000	155,747		11.2%	25.7%
2008	6,150	159,542	165,692		11.9%	37.6%
2009	6,505	179,394	185,899		13.3%	50.9%
2010	6,996	—	6,996		0.5%	51.4%
2011	7,083	112,252	119,335		8.6%	60.0%
2012	7,195	—	7,195		0.5%	60.5%
2013	7,260	19,156	26,416		1.9%	62.4%
2014	7,454	—	7,454		0.5%	62.9%
2015	7,201	145,807	153,008		11.0%	73.9%
Thereafter	138,762	224,400	363,162		26.1%	100.0%

Total	$204,126	$1,189,551	$1,393,677	(2)	100.0%

Notes:

(1)	Maturities in 2006 include a $100 million term loan and $99 million drawn under the Trust’s $300 million three-year revolving credit facility.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized discount on certain senior notes and debentures.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

March 31, 2006

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2006 (3)

Santana Phase IV	San Jose, CA	Building 7 residential re-build	10%	$71		$62
Mount Vernon / South Valley	Alexandria, VA	Grocer expansion, small shop re-tenanting, site improvements, addition of five pad site buildings and three anchors.	11%	$35		$30
Leesburg Plaza	Leesburg, VA	Demolish, redevelop and re-tenant the former Kmart & Peebles.	10%	$14		$13
Village of Shirlington - Phase II	Arlington, VA	Ground floor retail and parking garage as part of urban mixed-use development (by others)	12%	$7		$4
Brick Plaza	Brick, NJ	Re-tenanting (electronics)	8%	$2		$2
Hauppauge Shopping Center	Hauppauge, NY	Panera Café pad site	10%	$1		$0
Barracks Road Shopping Center	Charlottesville, VA	Chipotle pad site	12%	$1	$	<1

Subtotal: Projects Anticipated to Stabilize in 2006 (3) (4)			11%	$131		$112

Projects Anticipated to Stabilize in 2007 (3)

Rockville Town Square	Rockville, MD	Ground floor retail as part of urban mixed-use development (by others)	13%	$39		$12
Mercer Mall	Lawrenceville, NJ	Demolish, redevelop and re-tenant	11%	$20		$15
Willow Lawn	Richmond, VA	Anchor re-tenanting, small shop demolition, façade renovation, and site improvements	9%	$20		$8
Loehmann’s Plaza	Falls Church, VA	Grocer expansion, anchor relocation, façade renovation and site improvements	13%	$12		$4
Leesburg Plaza - Pads	Leesburg, VA	Two new retail buildings and a bank pad site will be added	13%	$5	$	<1

Subtotal: Projects Anticipated to Stabilize in 2007 (3) (4)			12%	$96		$40

Total: Projects Anticipated to Stabilize in 2006 and 2007 (3) (4)			11%	$227		$152

Redevelopments anticipated to stabilize in 2008 and 2009 include the next phase of Bethesda Row, the next phase of the Village at Shirlington, Galaxy Building and Flourtown representing approximately $100 million of redevelopment capital. The Trust has a pipeline of potential, future redevelopment projects including Pike 7 and Westgate Mall and future phases of Santana Row, Assembly Square and Bala Cynwyd. (3) (5)

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accomodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property. ROI for Mount Vernon/South Valley and Mercer Mall (properties acquired on the basis of redevelopment potential) are calculated as the increase in POI between acquisition and stabilization divided by the increase in cost basis between acquisition and stabilization.
(3)	Anticipated Stabilization is the year in which 95% occupancy of the redeveloped space is anticipated to be achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Santana Row Summary (1)

March 31, 2006

Description		Comments
Operational - Phases I, II and III (2) (5)
Retail	563,000 sf	Retail was 94% leased as of March 31, 2006.

Residential	36 units	36 townhouse rental units in Building Eight were 83% leased on March 31, 2006, as we are allowing vacancy to occur to accommodate construction schedules of prospective buyers of residential entitlements.

In Progress (3) (5)
Residential - for rent Phase IV	259 units	259 rental units being built on the Building Seven podium. Initial occupancy commenced in April 2005 with lease-up expected to continue through 2006. As of March 31, 2006, 174 units (59 townhomes and 115 flats) have been leased at an average rental rate of $2.59 per square foot per month (prior to concessions). Projected cost of $71 million is expected to yield 10% upon stabilization in 2006.

Residential - for sale	219 units	Closings on the sale of loft and villa units commenced in August 2005. Projected gross sales proceeds remain approximately $150 million. (4)

Commitments/Closings: (as of May 1, 2006)		189 units have been closed, with associated gross sales proceeds of $131.3 million. 19 units are under binding contracts, with associated gross sales proceeds of $12.5 million.

	Units Closed	Units Under Contract	Units Remaining
Building Three (98 lofts)	76	13	9
Building Four (100 lofts)	93	6	1
Building Six (21 villas)	20	0	1

Total	189	19	11

Future (6)
Retail	125,000 sf	Currently being master planned.

Residential	687 units	Currently being master planned.

Hotel	191 rooms	Currently being master planned.

Notes:

(1)	All costs are projected final costs. Yield represents stabilized projected Property Operating Income divided by projected final costs.
(2)	The portions of the property currently open and operating which include luxury and lifestyle retail components, townhome residential units, and the 213-room Hotel Valencia Santana Row.
(3)	Developments and other significant activities being actively pursued at Santana Row.
(4)	Projected gross sales proceeds represent management’s current estimate of total sales prices for the 219 units expected to be sold without taking into account any costs of sale, including, without limitation, any income taxes that may be paid.
(5)	$432 million of projected costs at Santana Row is expected to yield 7% upon both of the following having occurred: (1) stabilization of Phases I - IV (net of insurance proceeds), and (2) completion of the sale of 219 condominiums expected in 2006. The projected cost includes $11 million invested in joint ventures at Santana Row.
(6)	Remaining entitlements for development or sale.

Federal Realty Investment Trust

2006 Significant Acquisitions and Dispositions

Through March 31, 2006

Federal Realty Investment Trust Acquisitions

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in millions)
January 20, 2006	4900 Hampden Lane (1)	Bethesda, MD	35,000	$12.0	Washington Sports Club
January 27, 2006	7770 Richmond Highway	Alexandria, VA	60,000	9.9	Gold’s Gym

	Total		95,000	$21.9

Federal Realty Investment Trust Dispositions

Date	Property	City / State	GLA	Sales price
				(in millions)
January - March 2006	Santana Row condominiums	San Jose, CA	49 units	$35.0

	Total			$35.0

Notes:

(1)	4900 Hampden Lane is a fully-leased retail parcel adjacent to Betheseda Row and is included in Bethesda Row on the Real Estate Status Report.

Federal Realty Investment Trust

Real Estate Status Report

March 31, 2006

Property Name	MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA (1)	% Leased	% Occupied (2)	Average Rent PSF (3)	Grocery Anchor GLA (4)	Grocery Anchor (4)	Other Principal Tenants
			(in thousands)	(in thousands)
East Region
Washington Metropolitan Area
Bethesda Row (5)	Washington, DC-MD-VA	1993-2006	$96,147	$12,576	476,000	98%	98%	$35.11	40,000	Giant Food	Barnes & Noble / Landmark Theater / Washington Sports Club
Congressional Plaza (6)	Washington, DC-MD-VA	1965	68,483		338,000	99%	99%	27.57	28,000	Whole Foods	Buy Buy Baby / Container Store / Tower Records
Courthouse Center (7)	Washington, DC-MD-VA	1997	4,596		38,000	97%	97%	15.65
Falls Plaza	Washington, DC-MD-VA	1967	8,165		73,000	100%	100%	23.64	51,000	Giant Food
Falls Plaza-East	Washington, DC-MD-VA	1972	3,386		71,000	100%	100%	24.19			CVS / Staples
Federal Plaza	Washington, DC-MD-VA	1989	62,231	34,550	247,000	100%	100%	26.32			TJ Maxx / CompUSA / Ross
Friendship Center	Washington, DC-MD-VA	2001	33,309		119,000	100%	100%	23.38			Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square	Washington, DC-MD-VA	1993	23,799		196,000	98%	98%	20.06			Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza	Washington, DC-MD-VA	1994	15,088		73,000	100%	100%	34.58	30,000	Whole Foods
Laurel	Washington, DC-MD-VA	1986	46,060		387,000	98%	98%	16.26	61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza (7)	Washington, DC-MD-VA	1998	29,997	9,849	236,000	92%	89%	17.55	55,000	Giant Food	Champion Billiards / Petsmart / Pier One / Office Depot
Loehmann’s Plaza	Washington, DC-MD-VA	1983	24,266		250,000	100%	83%	19.34			Bally’s / Loehmann’s
Mid-Pike Plaza (8)	Washington, DC-MD-VA	1982	17,786	10,041	309,000	100%	100%	21.41			Linens ’n Things / Toys R Us / Bally’s / AC Moore / Filene’s Basement

Mount Vernon (7)	Washington, DC-MD-VA	2003	42,707	12,485	279,000	100%	97%	17.82	54,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels
Old Keene Mill	Washington, DC-MD-VA	1976	5,356		92,000	100%	100%	24.13	24,000	Whole Foods
Pan Am	Washington, DC-MD-VA	1993	27,138		227,000	100%	100%	15.60	63,000	Safeway	Micro Center / Michaels
Pentagon Row	Washington, DC-MD-VA	1999	87,387		296,000	99%	99%	31.01	45,000	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7	Washington, DC-MD-VA	1997	33,712		164,000	100%	100%	27.56			Staples / TJ Maxx / Tower Records
Quince Orchard	Washington, DC-MD-VA	1993	19,894		252,000	99%	99%	18.88	24,000	Magruders	Circuit City / Staples
Rockville Town Square (9)	Washington, DC-MD-VA	N/A	4,954		N/A	N/ A	N/ A	N/A
Rollingwood Apartments	Washington, DC-MD-VA	1971	6,805		N/A	93%	93%	N/A
Sam’s Park & Shop	Washington, DC-MD-VA	1995	12,170		49,000	100%	100%	34.15			Petco
South Valley (7)	Washington, DC-MD-VA	2003	21,678		221,000	95%	92%	8.53			Home Depot / TJ Maxx
Tower	Washington, DC-MD-VA	1998	18,988		109,000	90%	90%	20.41			Virginia Fine Wine / Talbots
Tyson’s Station	Washington, DC-MD-VA	1978	3,429	6,471	50,000	97%	97%	33.42			Trader Joes
Village at Shirlington	Washington, DC-MD-VA	1995	34,665		201,000	97%	97%	24.88			Cineplex Odeon / Carlyle Grand Café
Wildwood	Washington, DC-MD-VA	1969	17,504	26,823	85,000	100%	100%	62.99	20,000	Balducci’s	CVS
7770 Richmond Hwy	Washington, DC-MD-VA	2006	10,020		61,000	100%	100%	11.29			Gold’s Gym

	Total Washington Metropolitan Area		779,720		4,899,000	98%	97%	23.68

New York / New Jersey
Allwood (8)	Bergen-Passaic, NJ	1988	3,883	3,058	50,000	100%	100%	22.00	50,000	Stop & Shop
Blue Star (8)	Middlesex-Somerset-Hunterdon, NJ	1988	36,675	23,341	410,000	99%	98%	11.28	43,000	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brick Plaza	Monmouth-Ocean, NJ	1989	55,779	31,985	409,000	100%	100%	14.10	66,000	A&P	Loews Theatre / Barnes & Noble / Sports Authority
Brunswick (8)	Middlesex-Somerset-Hunterdon, NJ	1988	22,381	9,717	303,000	96%	96%	11.52	55,000	A&P	A.J. Wright / L.A. Fitness
Clifton (8)	Bergen-Passaic, NJ	1988	5,052	2,844	80,000	99%	96%	15.20			Drug Fair / Dollar Express
Forest Hills	New York, NY	1997	24,036		85,000	100%	100%	32.38			Midway Theatre / Duane Reade / Gap
Fresh Meadows	New York, NY	1997	66,094		403,000	95%	95%	22.54			Filene’s Basement / Kohl’s / Cineplex Odeon
Greenlawn Plaza	Nassau-Suffolk, NY	2000	11,981		102,000	100%	100%	14.69	46,000	Waldbaum’s
Hamilton (8)	Trenton, NJ	1988	7,733	4,216	190,000	94%	94%	8.72	53,000	Shop Rite	AC Moore / Stevens Furniture
Hauppauge	Nassau-Suffolk, NY	1998	26,774	16,230	131,000	99%	98%	21.15	61,000	Shop Rite	AC Moore
Huntington (8)	Nassau-Suffolk, NY	1988	21,072	12,478	279,000	100%	100%	17.85			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble

Mercer Mall (8)	Trenton, NJ	2003	98,038	58,644	499,000	91%	89%	18.23	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Rutgers (8)	Middlesex-Somerset-Hunterdon, NJ	1988	15,091	11,256	267,000	97%	97%	8.01	74,000	Stop & Shop	Kmart
Troy	Newark, NJ	1980	20,143		202,000	100%	93%	16.52	64,000	Pathmark	AC Moore / Comp USA / Toys R Us

	Total New York / New Jersey		414,732		3,410,000	97%	96%	15.72

Philadelphia Metropolitan Area
Andorra	Philadelphia, PA-NJ	1988	23,002		267,000	99%	99%	12.66	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd	Philadelphia, PA-NJ	1993	26,058		280,000	100%	100%	13.20	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle	Philadelphia, PA-NJ	1992	29,077		267,000	100%	100%	13.55	47,000	Genuardi’s	Bed, Bath & Beyond / Stein Mart
Feasterville	Philadelphia, PA-NJ	1980	11,634		111,000	97%	97%	12.80	53,000	Genuardi’s	OfficeMax
Flourtown	Philadelphia, PA-NJ	1980	9,238		187,000	52%	52%	17.90	42,000	Genuardi’s
Langhorne Square	Philadelphia, PA-NJ	1985	17,891		216,000	89%	89%	13.77	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park	Philadelphia, PA-NJ	1980	28,406	30,516	354,000	99%	99%	16.24	53,000	Acme Markets	CHI / TJ Maxx / CVS
Northeast	Philadelphia, PA-NJ	1983	22,116		287,000	92%	92%	10.49			Burlington Coat / Marshalls / Tower Records
Willow Grove	Philadelphia, PA-NJ	1984	26,547		215,000	100%	100%	17.12			Barnes & Noble / Marshalls / Toys R Us
Wynnewood	Philadelphia, PA-NJ	1996	35,616	31,099	255,000	98%	98%	22.14	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

	Total Philadelphia Metropolitan Area		229,585		2,439,000	94%	94%	14.90

Boston
Assembly Square/Sturtevant Street	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2005-2006	106,806		552,000	100%	100%	13.29			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Dedham Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1993	29,887		241,000	95%	93%	14.94	80,000	Star Market	Pier One
Queen Anne Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1994	15,000		149,000	100%	100%	14.47	50,000	Victory Supermarket	TJ Maxx
Saugus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1996	13,534		171,000	100%	100%	10.38	55,000	Super Stop & Shop	Kmart

	Total Boston		165,227		1,113,000	99%	99%	13.34

Federal	Realty Investment Trust

Real Estate Status Report

March 31, 2006

Property Name	MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA (1)	% Leased	% Occupied (2)	Average Rent PSF (3)	Grocery Anchor GLA (4)	Grocery Anchor (4)	Other Principal Tenants
			(in thousands)	(in thousands)
Chicago
Crossroads	Chicago, IL	1993	22,495		173,000	96%	96%	18.01			Comp USA / Golfsmith / Guitar Center
Finley Square	Chicago, IL	1995	28,936		315,000	98%	98%	9.03			Bed, Bath & Beyond / Sports Authority
Garden Market	Chicago, IL	1994	11,179		140,000	96%	96%	11.89	63,000	Dominick’s	Walgreens
North Lake Commons	Chicago, IL	1994	13,085		129,000	96%	96%	13.57	77,000	Dominick’s

	Total Chicago		75,695		757,000	97%	97%	12.39

East Region - Other
Barracks Road	Charlottesville, VA	1985	41,422	43,051	483,000	99%	99%	16.97	91,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza	Hartford, CT	1995	23,664		277,000	96%	95%	10.46	74,000	Stop & Shop	TJ Maxx
Eastgate	Raleigh-Durham-Chapel Hill, NC	1986	17,129		157,000	88%	87%	15.19	23,000	Earth Fare	Stein Mart
Governor Plaza	Baltimore, MD	1985	18,466		268,000	86%	78%	13.67			Bally’s / Comp USA / Office Depot
Gratiot Plaza	Detroit, MI	1973	18,061		217,000	100%	100%	11.11	69,000	Farmer Jacks	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue	New Haven-Bridgeport-Stamford-Waterbury	1995	15,993		42,000	100%	100%	50.87			Saks Fifth Avenue
Lancaster (8)	Lancaster, PA	1980	10,819	4,907	107,000	100%	100%	13.01	39,000	Giant Food	Michaels
Perring Plaza	Baltimore, MD	1985	26,323		402,000	100%	97%	11.88	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
Shops at Willow Lawn	Richmond-Petersburg, VA	1983	67,540		467,000	88%	77%	15.25	60,000	Kroger	Old Navy / Tower Records / Staples

	Total East Region - Other		239,417		2,420,000	95%	91%	14.46

	Total East Region		1,904,376		15,038,000	97%	95%	17.68

West Region California
Colorado Blvd	Los Angeles-Long Beach, CA	1996-1998	16,695		69,000	98%	98%	32.51			Pottery Barn / Banana Republic
Crow Canyon (10)	San Ramon, CA	2005	50,865	22,197	225,000	97%	97%	16.99	58,000	Albertson’s	Loehmann’s / Rite Aid
Escondido (11)	San Diego, CA	1996	25,945		222,000	100%	100%	20.40			Cost Plus / TJ Maxx / Toys R Us
Fifth Ave (12)	San Diego, CA	1996-1997	12,690		51,000	100%	100%	24.92			Urban Outfitters
Hermosa Ave (13)	Los Angeles-Long Beach, CA	1997	4,721		23,000	100%	100%	30.58
Hollywood Blvd (13)	Los Angeles-Long Beach, CA	1999	30,159		149,000	78%	41%	8.26			Hollywood Entertainment Museum
Kings Court (7)	San Jose, CA	1998	11,506		79,000	100%	100%	24.14	25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center	San Jose, CA	1997	33,360		95,000	99%	99%	27.26			Borders / Gap Kids / Banana Republic
Santana Row (Phase I, II & III)	San Jose, CA	1997	466,784		563,000	94%	94%	42.66			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade (14)	Los Angeles-Long Beach, CA	1996-2000	75,429		211,000	100%	100%	51.25			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate	San Jose, CA	2004	114,992		646,000	97%	97%	11.82	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street	San Francisco, CA	1997	36,504		101,000	88%	88%	47.21			Brooks Brothers

	Total California		879,650		2,434,000	96%	93%	27.27

West Region - Other
Houston St	San Antonio, TX	1998	61,410	133	171,000	67%	67%	17.41			Hotel Valencia

	Total West Region		941,060		2,605,000	94%	92%	26.79

Grand Total			$2,845,436	$418,467	17,643,000	96%	95%	$18.97

Notes:

(1)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(2)	For purposes of this schedule, “occupied” refers to spaces where the lease term and obligation to pay rent have commenced.
(3)	Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(4)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(5)	Portion of property subject to capital lease obligation.
(6)	Total investment includes dollars associated with the 146 units of The Crest at Congressional. The Trust has a 64.1% ownership interest in the property.
(7)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(8)	Property subject to capital lease obligation.
(9)	Currently under contract to acquire the retail square footage upon completion of development.
(10)	Property is currently parked with a Section 1031 exchange agent for a potential “reverse” exchange.
(11)	The Trust has a 70% ownership interest in the property.
(12)	Consists of four properties, three owned 100% by the Trust and one in which the Trust has a 90% ownership interest.
(13)	The Trust has a 90% ownership interest in the property.
(14)	Consists of nine properties, eight owned 100% by the Trust and one in which the Trust has a 90% ownership interest.

Federal Realty Investment Trust

Retail Leasing Summary (1)

March 31, 2006

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2006	48	75%	208,579	$24.28	$21.72	$533,573	12%	22%	5.4	$462,906	$2.22
4th Quarter 2005	55	66%	266,018	$19.78	$18.31	$389,590	8%	18%	5.2	$2,522,399	$9.48
3rd Quarter 2005	49	61%	197,246	$24.64	$23.10	$303,787	7%	17%	6.0	$469,514	$2.38
2nd Quarter 2005	47	66%	121,201	$28.51	$26.12	$289,432	9%	18%	4.9	$267,390	$2.21

Total - 12 months	199	67%	793,044	$23.50	$21.59	$1,516,382	9%	19%	5.4	$3,722,209	$4.69

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2006	16	25%	77,625	$19.76	$14.85	$380,698	33%	43%	7.1	$1,084,565	$13.97
4th Quarter 2005	28	34%	187,935	$24.40	$17.98	$1,206,955	36%	50%	12.7	$3,764,025	$20.03
3rd Quarter 2005	31	39%	197,380	$23.86	$17.27	$1,300,320	38%	52%	13.6	$5,405,665	$27.39
2nd Quarter 2005	24	34%	120,207	$32.37	$19.10	$1,594,789	69%	95%	12.8	$1,775,952	$14.77

Total - 12 months	99	33%	583,147	$25.24	$17.55	$4,482,762	44%	60%	12.4	$12,030,207	$20.63

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2006	64	100%	286,204	$23.05	$19.85	$914,271	16%	27%	5.8	$1,547,471	$5.41
4th Quarter 2005	83	100%	453,953	$21.69	$18.17	$1,596,545	19%	31%	8.7	$6,286,424	$13.85
3rd Quarter 2005	80	100%	394,626	$24.25	$20.19	$1,604,107	20%	32%	9.7	$5,875,179	$14.89
2nd Quarter 2005	71	100%	241,408	$30.43	$22.63	$1,884,221	34%	51%	9.0	$2,043,342	$8.46

Total - 12 months	298	100%	1,376,191	$24.24	$19.88	$5,999,144	22%	35%	8.5	$15,752,416	$11.45

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2006	82	349,369	$25.08	7.2	$5,204,611	$14.90
4th Quarter 2005	107	532,500	$23.64	9.4	$8,738,711	$16.41
3rd Quarter 2005	93	441,018	$24.70	9.8	$7,049,748	$15.99
2nd Quarter 2005	84	268,926	$30.78	9.1	$2,965,405	$11.03

Total - 12 months	366	1,591,813	$25.46	8.9	$23,958,475	$15.05

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Prior Rent represents Minimum Rent and Percentage Rent paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

March 31, 2006

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2006	151,000	2%	$9.19	484,000	7%	$23.25	635,000	4%	$19.90
2007	852,000	9%	$8.43	955,000	14%	$24.99	1,808,000	11%	$17.18
2008	878,000	9%	$11.20	966,000	14%	$23.19	1,844,000	11%	$17.48
2009	1,153,000	12%	$11.70	1,004,000	15%	$26.25	2,157,000	13%	$18.47
2010	677,000	7%	$12.52	891,000	13%	$25.56	1,568,000	9%	$19.93
2011	620,000	6%	$15.79	827,000	12%	$28.79	1,447,000	9%	$23.22
2012	758,000	8%	$11.58	463,000	7%	$31.45	1,220,000	7%	$19.12
2013	563,000	6%	$14.93	284,000	4%	$32.83	847,000	5%	$20.93
2014	651,000	7%	$18.56	275,000	4%	$35.41	927,000	6%	$23.57
2015	542,000	6%	$14.13	291,000	4%	$29.69	833,000	5%	$19.57
Thereafter	2,910,000	30%	$14.89	467,000	7%	$27.83	3,376,000	20%	$16.68

Total (3)	9,755,000	100%	$13.37	6,907,000	100%	$26.89	16,662,000	100%	$18.97

Assumes lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2006	34,000	0%	$1.79	342,000	5%	$24.83	375,000	2%	$22.77
2007	229,000	2%	$9.05	532,000	8%	$25.35	760,000	5%	$20.45
2008	240,000	2%	$11.63	609,000	9%	$23.66	849,000	5%	$20.26
2009	231,000	2%	$11.53	578,000	8%	$27.74	809,000	5%	$23.11
2010	126,000	1%	$12.69	492,000	7%	$26.76	618,000	4%	$23.90
2011	61,000	1%	$14.86	586,000	8%	$26.07	646,000	4%	$25.01
2012	235,000	2%	$13.39	477,000	7%	$27.64	712,000	4%	$22.94
2013	155,000	2%	$13.08	319,000	5%	$27.24	474,000	3%	$22.62
2014	304,000	3%	$13.11	417,000	6%	$29.94	721,000	4%	$22.84
2015	216,000	2%	$15.31	450,000	7%	$25.60	666,000	4%	$22.27
Thereafter	7,924,000	81%	$13.61	2,106,000	30%	$28.02	10,032,000	60%	$16.63

Total (3)	9,755,000	100%	$13.37	6,908,000	100%	$26.89	16,662,000	100%	$18.97

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of March 31, 2006.
(3)	Represents occupied square footage as of March 31, 2006.

Federal Realty Investment Trust

Portfolio Leased Statistics

March 31, 2006

Overall Portfolio Statistics (1)

	At March 31, 2006			At March 31, 2005
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	17,643,000	16,975,000	96.2%	17,418,000	16,558,000	95.1%
Residential Properties (3) (units)	464	427	92.0%	683	641	93.9%

Same Center Statistics (1)

	At March 31, 2006			At March 31, 2005
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	13,342,000	12,977,000	97.3%	13,365,000	12,906,000	96.6%
Residential Properties (3) (units)	428	397	92.8%	428	406	94.9%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio statistics at March 31, 2006 include Rollingwood, The Crest at Congressional and the residential units in Building Eight (36 units) at Santana Row. Residential units in Buildings Three, Four, Six and Seven at Santana Row are excluded from overall portfolio statistics as we have either commenced closing sales of the units (Buildings Three, Four and Six - 219 units) or the units are still under development and have not reached stabilization (Building Seven - 256 units). Overall portfolio statistics at March 31, 2005 included Rollingwood, The Crest at Congressional and the residential units in Buildings Three, Four, Six and Eight (255 units) at Santana Row. Same center statistics at March 31, 2006 and 2005 include only Rollingwood and The Crest at Congressional.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

March 31, 2006

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$7,997,000		2.53%	509,000		2.88%	12
2	Ahold USA, Inc.	$7,463,000		2.36%	601,000		3.41%	10
3	Safeway, Inc.	$6,609,000		2.09%	481,000		2.73%	8
4	Gap, Inc.	$6,321,000		2.00%	224,000		1.27%	11
5	TJX Companies	$5,709,000		1.81%	536,000		3.04%	16
6	CVS Corporation	$3,840,000		1.21%	142,000		0.80%	13
7	Barnes & Noble, Inc.	$3,703,000		1.17%	174,000		0.99%	7
8	Best Buy Stores, L.P.	$3,394,000		1.07%	97,000		0.55%	2
9	Wakefern Food Corporation	$3,077,000		0.97%	232,000		1.32%	4
10	Retail Ventures (DSW/Filene’s Basement)	$2,994,000		0.95%	155,000		0.88%	5
11	Michaels Stores, Inc.	$2,858,000		0.90%	189,000		1.07%	9
12	Staples, Inc.	$2,760,000		0.87%	148,000		0.84%	8
13	Borders Group, Inc.	$2,736,000		0.87%	129,000		0.73%	5
14	OPNET Technologies, Inc.	$2,637,000		0.83%	61,000		0.35%	1
15	MTS, Inc. (Tower Records)	$2,485,000		0.79%	91,000		0.52%	5
16	Great Atlantic & Pacific Tea Co.	$2,408,000		0.76%	236,000		1.34%	4
17	CompUSA, Inc.	$2,378,000		0.75%	134,000		0.76%	5
18	The Container Store, Inc.	$2,354,000		0.74%	52,000		0.30%	2
19	L.A. Fitness International LLC	$2,306,000		0.73%	148,000		0.84%	3
20	Dress Barn, Inc.	$2,227,000		0.70%	106,000		0.60%	14
21	Home Depot, Inc.	$2,207,000		0.70%	218,000		1.24%	3
22	Albertsons, Inc.	$2,198,000		0.70%	260,000		1.47%	5
23	Dollar Tree Stores, Inc.	$2,155,000		0.68%	158,000		0.89%	15
24	Office Depot, Inc.	$2,108,000		0.67%	142,000		0.80%	6
25	Bally’s Health & Tennis	$2,104,000		0.67%	156,000		0.88%	5

	Totals - Top 25 Tenants	$87,027,000		27.52%	5,379,000		30.49%	178

	Total:	$316,227,000	(1)		17,643,000	(2)		2,257

Notes:

(1)	Reflects annual in-place contractual (cash-basis) rent as of March 31, 2006.
(2)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

March 31, 2006

	2006 Guidance
	($ millions except per share amounts) (1)
Net income	$102	to	$105
Gain on sale of real estate	(9)		(9)
Depreciation and amortization of real estate & partnership assets	88		88
Amortization of initial direct costs of leases	7		7

Funds from operations	189		191
Income attributable to operating partnership units	1		1
Dividends on preferred stock	(11)		(11)

Funds from operations available for common shareholders	178	to	180

Weighted Average Shares (diluted)	53.9

Funds from operations available for common shareholders per diluted share	$3.30	to	$3.35

Note:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Joint Venture Disclosure

March 31, 2006

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Operating Results and Balance Sheets – Joint Venture

March 31, 2006

Financial Highlights

(in thousands)

	Three months ended March 31, 2006	Three months ended March 31, 2005
CONSOLIDATED OPERATING RESULTS
Revenues
Rental income	$1,986	$2,036
Other property income	22	14

	2,008	2,050

Expenses
Rental	395	511
Real estate taxes	186	161
Depreciation and amortization	548	521

	1,129	1,193

Operating income	879	857

Interest expense	(615)	(620)

Net Income	$264	$237

	As of March 31, 2006	As of December 31, 2005
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost	$81,650	$81,768
Less accumulated depreciation and amortization	(3,263)	(2,718)

Net real estate investments	78,387	79,050

Cash and cash equivalents	1,894	1,452
Accounts receivable and other assets	2,877	3,599

TOTAL ASSETS	$83,158	$84,101

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Mortgages	$47,225	$47,225
Other liabilities	4,853	5,506

Total liabilities	52,078	52,731

Partners’ Capital	31,080	31,370

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$83,158	$84,101

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

March 31, 2006

OUTSTANDING DEBT

	Maturity	Interest Rate as of March 31, 2005		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate

Campus Plaza	12/01/09	4.530	% (a)	$11,000
Pleasant Shops	12/01/09	4.530	% (a)	12,400
Plaza del Mercado	07/05/14	5.770	% (b)	13,325
Atlantic Plaza	12/01/14	5.120	% (a)	10,500

Total Fixed Rate Debt				$47,225

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2006	—	—	—	—	—
2007	70	—	70	0.2%	0.2%
2008	175	—	175	0.4%	0.6%
2009	185	23,400	23,585	49.9%	50.5%
2010	196	—	196	0.4%	50.9%
2011	208	—	208	0.4%	51.3%
2012	220	—	220	0.5%	51.8%
2013	233	—	233	0.5%	52.3%
2014	142	22,396	22,538	47.7%	100.0%

Total	$1,429	$45,796	$47,225	100.0%

Notes:

(a)	Interest only until maturity.
(b)	Loan is interest only until July 5, 2007, after which principal and interest payments are due based on a 30-year amortization schedule.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

March 31, 2006

Property Name	MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA	% Leased	% Occupied	Average Rent PSF	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
East Region

Washington Metropolitan Area
Plaza del Mercado	Washington, DC-MD-VA	2004	$20,783	$13,325	96,000	98%	98%	$16.80	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		20,783		96,000	98%	98%	16.80

New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	16,317	10,500	123,000	97%	97%	12.50	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	21,929	11,000	117,000	99%	99%	11.37	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,621	12,400	130,000	97%	97%	11.40	38,000	Foodmaster	Marshalls

	Total New England		60,867		370,000	98%	98%	11.75

	Total East Region		81,650		466,000	98%	98%	12.73

Grand Totals			$81,650	$47,225	466,000	98%	98%	$12.73

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus interest expense, income taxes, depreciation and amortization; adjusted for gain or loss on sale of assets, impairment provisions and non-recurring items. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA, to net income for the three months ended March 31, 2006 and 2005 is as follows:

	For the Three Months Ended March 31,
	(in thousands)
	2006	2005
Net income	$31,031	$23,997
Depreciation and amortization	24,037	22,595
Interest expense	24,280	22,063
Other interest income	(276)	(392)

EBITDA	79,072	68,263
(Gain) on sale of real estate	(8,737)	(4,282)

Adjusted EBITDA	$70,335	$63,981

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.